EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN EXEMPTION AVAILABLE PURSUANT TO WHICH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC 6049(B)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITES STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

REPLACEMENT, AMENDED AND RESTATED PROMISSORY NOTE

Effective Date: as of February 24, 2015

$3,000,000.00

FOR VALUE RECEIVED, BLUE EARTH, INC., a Nevada corporation (the “Issuing Borrower”), BLUE EARTH TECH, INC., a Nevada corporation, BLUE EARTH GENERATOR, INC. (f/k/a Blue Earth Energy Management, Inc.), a Nevada corporation, BLUE EARTH FINANCE, INC., a Nevada corporation, BLUE EARTH ENERGY MANAGEMENT SERVICES, INC. (f/k/a Castrovilla, Inc.), a California corporation, BLUE EARTH SOLAR, INC. (f/k/a Xnergy), a California corporation, ECOLEGACY GAS & POWER, LLC, a California limited liability company, BLUE EARTH POWER PERFORMANCE SOLUTIONS, INC. (f/k/a Intelligent Power, Inc.), an Oregon corporation, BLUE EARTH ENERGY POWER SOLUTIONS, LLC (f/k/a Millennium Power Solutions, LLC), an Oregon limited liability company, BLUE EARTH CHP, INC. (f/k/a IPS Power Engineering,  Inc.),  a  Utah  corporation,  MAILI  PV  01,  LLC,  a  Hawaii  limited  liability company, and SUMTER HEAT & POWER, LLC, a Nevada limited liability company, whose address  is  2298  Horizon  Ridge  Parkway,  Suite  205,  Henderson,  NV  89052  (each  of  the foregoing, including the Issuing Borrower, hereinafter sometimes individually referred to as a “Borrower”  and  all  such entities sometimes hereinafter collectively referred to  as “Borrowers”), jointly, severally and collectively, hereby promise to pay to the order of TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership, with an office located at 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169, and its successors or assigns (the “Holder”), the principal amount of Three Million and No/100 United States Dollars (US$3,000,000.00) on or prior to the Revolving Loan Maturity Date (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) per annum (the “Applicable Rate”) commencing as of the effective date hereof, and to pay all other Obligations under the Credit Agreement, all in accordance with the terms hereof and the Credit Agreement.  This Promissory Note (this note, and all modifications, extensions, future advances, supplements, and renewals thereof, and any substitutions therefor, hereinafter referred to as the “Note”) shall be payable in accordance with the terms set forth below.

1.  Payments.

(a)  Interest Only Payments.  Commencing on the first (1st) day of April 2015, and on the first (1st) day of each consecutive calendar month thereafter through and including July 1, 2015, the Borrowers shall make a payment to Holder of all accrued and unpaid interest due hereunder.

(b)  First Principal Payment.  On the earlier to occur of: (i) July 1, 2015; or (ii) the closing of the sale contemplated by the “Purchase Agreement” (as defined in the Second Amendment), the Borrowers shall make a principal payment to Holder in the amount of One Million Dollars ($1,000,000).

(c)  Principal and Interest Payments.  Commencing on the first (1st) day of August 1, 2015, and on the first (1st) day of each consecutive calendar month thereafter until the Maturity Date, the Borrowers shall make a payment to Holder of principal and interest in an amount necessary and required to fully amortize the then remaining principal amount of this Note in equal monthly payments by the Maturity Date.  The amount of such principal and interest payments shall be calculated by Holder pursuant to an amortization schedule to be prepared by Holder and delivered to Borrowers prior to the payment due hereunder on August 1, 2015.

(d)  Payment at Maturity.  The principal amount of this Note, together with all accrued and unpaid interest, and all other sums and other Obligations due and payable hereunder and/or under any other Loan Documents, shall be due and payable in full to the Holder on the Maturity Date.

(e)  Prepayment.  The Borrowers, at their option, shall have the right to make full or partial  prepayments  under  this  Note  without  premium  or  penalty,  at  any time  prior  to  the Maturity Date.

(f)  Payment of Default Interest.  Any amount of principal, interest or other sums due on this Note which is not paid when due shall bear interest from the date due until such past due amount is paid in full at the Default Rate.

(g)  Late Fee. If all or any portion of the payments of principal, interest or other charges due hereunder are not received by the Holder within five (5) days of the date such payment is due, then the Borrowers shall pay to the Holder a late charge (in addition to any other remedies that Holder may have) equal to five percent (5%) of each such unpaid payment or sum.

Any  payments  returned  to  Holder  for  any  reason  must  be  covered  by  wire  transfer  of immediately available funds to an account designated by Holder, plus a $100.00 administrative fee charge.  Holder shall have no responsibility or liability for payments purportedly made hereunder but not actually received by Holder; and the Borrowers shall not be discharged from the obligation to make such payments due to loss of same in the mails or due to any other excuse or justification ultimately involving facts where such payments were not actually received by Holder.

(h)  General Payment Provisions.  Interest shall be calculated on the basis of a 360- day year, and shall accrue daily on the outstanding principal amount outstanding from time to time for the actual number of days elapsed, until payment in full of the Obligations has been made.  All payments received and actually collected by Holder hereunder shall be applied first to any costs, fees and expenses due or incurred hereunder or under any other Loan Documents, second to accrued and unpaid interest hereunder, and last to reduce the outstanding principal balance of this Note.  All payments on this Note shall be made in lawful money of the United States of America by wire transfer to Holder’s account as set forth in   Exhibit “A”   attached hereto, or such other account as the Holder may designate by written notice to the  Borrowers from time to time in accordance with the provisions of this Note (except that  the  principal payment due under Section 1(b) above may be made directly by Sun Financial  to DKPA in accordance with the terms of the Second Amendment).

2.  Amended and Restated Note.   This Note is being issued in connection with a Credit Agreement by and between the Borrower and the Holder dated as of January 31, 2013, but made effective as of February 22, 2013, as amended by that certain First Amendment to Credit Agreement dated as of September 11, 2013 (the “First Amendment”), as further amended by Second Amendment to the Credit Agreement dated of even date herewith (the “Second Amendment”) (collectively, as further amended, supplemented, renewed or modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined in this  Note  shall  have  the  same  meaning  ascribed  to  such  terms  as  set  forth  in  the  Credit Agreement, unless the context otherwise requires.  This Note amends, restates, replaces and supersedes, in its entirety, the “Existing Revolving Note” (as such term is defined in the Second Amendment), as well as all other Obligations of the Borrowers as more specifically set forth and outlined in the Second Amendment (the “Original Obligations”).  It is the intention of the Borrowers and Holder that while this Note amends, restates, replaces and supersedes the Original Obligations, in their entirety, it is not in payment or satisfaction of the Original Obligations, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old.  Should there be any conflict between any of the terms of the Original Obligations, and the terms of this Note, the terms of this Note shall control.  This Note is not a novation.

3.  Secured Nature of Note.  The indebtedness evidenced by this Note is secured by all of the Loan Documents, and UCC-1 Financing Statements filed of record in connection therewith. All of the agreements, conditions, covenants, provisions, representations, warranties and stipulations contained in any of the Loan Documents which are to be kept and performed by the Borrowers are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and the Borrowers covenant and agree to keep and perform them, or cause them to be kept or performed, strictly in accordance with their terms.

4.  Defaults and Remedies.

(a)  Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) the Borrowers shall fail to pay any installment of interest, principal or other sums due under this Note or any other Loan Documents when any such payment shall be due and payable; (ii) any of the Borrowers makes an assignment for the benefit of creditors; (iii) any order or decree is rendered by a court which appoints or requires the appointment of a receiver, liquidator or trustee for any of the Borrowers, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (iv) any order or decree is rendered by a court adjudicating any of the Borrowers insolvent, and the order or decree is not vacated within thirty (30) days from the date of entry thereof; (v) any of the Borrowers files a petition in bankruptcy under the provisions of any bankruptcy law or any insolvency act; (vi) any of the Borrowers admits, in writing, its inability to pay its debts as they become due; (vii) a proceeding or petition in bankruptcy is filed against any of the Borrowers, and such proceeding or   petition is not dismissed within thirty (30) days from the date it is filed; (viii) any of the Borrowers files a petition or answer seeking reorganization or arrangement under the bankruptcy laws or any law or statute of the United States or any other foreign country or state; or (ix) any of the Borrowers shall fail to perform, comply with or abide by any of the stipulations, agreements, conditions and/or covenants contained in this Note or any other Loan Documents on the part of the Borrowers to be performed, complied with, or abided by, and such failure is not cured within ten (10) days after written notice of such failure is delivered by Holder to the Borrowers. Notwithstanding the foregoing, for purposes of Sections 4(a) and (b), Borrowers shall be defined to mean solely Blue Earth, Inc., Blue Earth CHP, Inc., Maili PV 01, LLC and Sumter Heat & Power, LLC.

(b)  Remedies.  Upon the occurrence of one or more Events of Default, the Holder, at its option and without further notice, demand or presentment for payment to the Borrowers or others, may declare the then outstanding principal balance of this Note, together with all other Obligations due under the Note and the other Loan Documents, immediately due and payable, together with all accrued and unpaid interest thereon and thereafter all such sums shall bear interest at the Default Rate, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by the Holder in collecting or enforcing payment thereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and all other sums due by the Borrowers hereunder and under the Loan Documents, all without any relief whatsoever from any valuation or appraisement laws and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note or the other Loan Documents.

5.  Lost or Stolen Note.  Upon notice to the Borrowers of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Borrowers in a form reasonably acceptable to the Borrowers and customary for similar circumstances in commercial lender/borrower circumstances, and, in the case of mutilation, upon surrender and cancellation of the Note, the Borrowers shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note.

6.  Cancellation.  After all Obligations at any time owed on this Note or any other Loan Documents have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Borrowers for cancellation and shall not be re-issued.

7.  Waivers.  The Borrowers hereby waive and release all benefit that might accrue to the Borrowers by virtue of any present or future laws exempting any property that may serve as security for this Note, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, exemption from civil process, or extension of time for payment, including, without limitation, any and all homestead exemption rights of the Borrowers, if any; and the Borrowers agree that any property that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order or manner desired by Holder.  In addition, the Borrowers and all others who are, or may become liable for the payment hereof: (i) severally waive presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest of this Note or the other Loan Documents, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note or the other Loan Documents; (ii) expressly consent to all extensions of time, renewals or postponements of time of payment of this Note or the other Loan Documents from time to time prior to or after the maturity of this Note without notice, consent or further consideration to any of the foregoing; (iii) expressly agree that the Holder shall not be required first to institute any suit, or to exhaust its remedies against the Borrowers, or any other Person or party to become liable hereunder or against any collateral that may secure this Note in order to enforce the payment of this Note; and (iv) expressly agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by the Holder of any such Person), the undersigned shall be and remain, directly and primarily liable for all sums due under this Note.

8.  Governing Law.  All terms and provisions hereof and the rights and obligations of the Borrowers and Holder hereunder shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

9.  Expenses.  The Borrowers agree to pay and reimburse the Holder upon demand for all costs and expenses (including, without limitation, attorneys’ fees and expenses) that the Holder may incur in connection with (i) the exercise or enforcement of any rights or remedies (including, but not limited to, collection) granted hereunder or otherwise available to it (whether at law, in equity or otherwise), or (ii) the failure by the Borrowers to perform or observe any of the provisions hereof.  The provisions of this Section 9 shall survive the execution and delivery of this Note, the repayment of any or all of the principal or interest owed pursuant hereto, and the termination of this Note.

10.  Waiver of Jury Trail.   THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER  LOAN  DOCUMENTS,  OR  ANY  COURSE  OF  CONDUCT,  COURSE  OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BETWEEN ANY PARTY HERETO, AND THE BORROWERS AGREE AND CONSENT  TO  THE  GRANTING  TO  HOLDER  OF  RELIEF  FROM  ANY  STAY ORDER WHICH MIGHT BE ENTERED BY ANY COURT AGAINST HOLDER AND TO ASSIST HOLDER IN OBTAINING SUCH RELIEF.   THIS PROVISION IS A MATERIAL INDUCEMENT FOR HOLDER ACCEPTING THIS NOTE FROM THE BORROWERS. THE BORROWERS’ REASONABLE RELIANCE UPON SUCH INDUCEMENT IS HEREBY ACKNOWLEDGED.

11.  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The  remedies  of  the  Holder  as  provided  herein,  or  the  other  Loan  Documents,  shall  be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

12.  Specific Shall Not Limit General; Construction.  No specific provision contained in this Note shall limit or modify any more general provision contained herein.  This Note shall be deemed to be jointly drafted by the Borrower and the Holder and shall not be construed against any person as the drafter hereof.

13.  Failure or Indulgence Not Waiver.   Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder or under any Loan Documents, unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing.  A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

14.  Notice.    Notice  shall  be  given  to  each  party at  the  address  indicated  in  the preamble hereto or at such other address as provided to the other party in writing, and such notice shall be deemed properly given in accordance with the notice provisions set forth in the Credit Agreement.

15.  Usury Savings Clause.  Notwithstanding any provision in this Note or the other Loan Documents, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law.  In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest  payment  period  exceeds  the  limit  imposed  by  the  usury  laws  of  the  jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt  of  such  sums  by the  Holder  hereof,  with  the  same  force  and  effect  as  though  the Borrowers had specifically designated such excess sums to be so applied to the reduction of such outstanding  principal  balance  and  the  Holder  hereof  had  agreed  to  accept  such  sums  as  a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Borrowers, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance.  It is the intention of the parties that the Borrowers do not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

16.  Binding  Effect.    This  Note  shall  be  binding  upon  the  Borrowers  and  the successors  and  assigns  of  the  Borrowers  and  shall  inure  to  the  benefit  of  Holder  and  the successors and assigns of Holder.

17.  Severability.  In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part, in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note.  The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

18.  Participations.  Holder may from time to time sell or assign, in whole or in part, or grant  participations  in  this  Note  and/or  the  obligations  evidenced  hereby,  without  any requirement to obtain the Borrowers’ written consent (provided, however, that Holder shall not so sell or assign this Note to any party that Holder knows is a direct or indirect competitor of Borrowers).    The  holder  of  any  such  sale,  assignment  or  participation,  if  the  applicable agreement between Holder and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Holder (to the extent of such holder’s interest or participation); and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to the Borrowers (to the extent of such holder’s interest or participation), in each case as fully as though the Borrowers were directly indebted to such holder.  Holder may in its discretion give notice to the Borrowers of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Holder’s or such holder’s rights hereunder.

19.  Amendments.  The provisions of this Note may be changed only by a written agreement executed by the Borrowers and Holder.

20.  Non-U.S. Status.  THE HOLDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE.  IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NON-U.S. PERSONS.  THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES.  ANY U.S. PERSON WHO HOLDS THIS  OBLIGATION  WILL  BE  SUBJECT  TO  LIMITATIONS  UNDER  THE  UNITED STATES INCOME TAX LAW.

21.  The liability of all Borrowers hereunder shall be joint and several.

[Signature page follows]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed as of the Effective Date set forth above.

BORROWERS:

BLUE EARTH, INC., a Nevada corporation	BLUE EARTH TECH, INC., a Nevada corporation

By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: CEO	By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: President

BLUE EARTH GENERATOR, INC., a Nevada corporation (f/k/a Blue Earth Energy Management, Inc.)	BLUE EARTH ENERGY MANAGEMENT SERVICES, INC., a California corporation (f/k/a Castrovilla, Inc.)

By: /s/ John Brogan Name: John Brogan Title: President	By: /s/ John Pink Name: John Pink Title: President

BLUE EARTH FINANCE, INC., a Nevada corporation	BLUE EARTH SOLAR, INC. (f/k/a Xnergy), a California corporation

By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: President	By: /s/ Ruben Fontes Name: Ruben Fontes Title: President

ECOLEGACY GAS & POWER, LLC, a California limited liability company	BLUE EARTH POWER PERFORMANCE SOLUTIONS, INC., an Oregon corporation (f/k/a Intelligent Power, Inc.)

By: /s/ Ruben Fontes Name: Ruben Fontes Title: President	By: /s/ Pete Johnson Name: Pete Johnson Title: President

BLUE EARTH ENERGY POWER SOLUTIONS, LLC, an Oregon limited liability company (f/k/a Millennium Power Solutions, LLC)	SUMTER HEAT & POWER, LLC, a Nevada limited liability company

By: /s/ Ruben Fontes Name: Ruben Fontes Title: President	By: /s/ Robert Potts Name: Robert Potts Title: President

BLUE EARTH CHP, INC., a Utah corporation (f/k/a IPS Power Engineering, Inc.)	MAILI PV 01, LLC, a Hawaii limited liability company

By: /s/ Robert Potts Name: Robert Potts Title: President	By: /s/ Johnny R. Thomas Name: Johnny R. Thomas Title: President